FIRST AMENDMENT TO JOINT FILING AGREEMENT

THIS FIRST AMENDMENT TO JOINT FILING AGREEMENT (this “Amendment”) amends the terms of that certain Joint Filing Agreement dated July 20, 2010 (the “Joint Filing Agreement”) and is made on this 9th day of November, 2010 by and among Lowrie Management, LLLP (“Lowrie Management”), Lowrie Investment Management, Inc. (“Lowrie Investment”), Troy Lowrie (“Lowrie”), The Vali Lou Lowrie-Reed Trust (“Lowrie-Reed Trust”), LTD Investment Group, LLC (“LTD”) Vali Lou Lowrie-Reed (“Lowrie-Reed”), Tom O’Hara (“O’Hara”), Micheal Ocello (“Ocello”), Family Dog, LLC (“Parent”) and FD Acquisition Co. (“MergerSub”, together with Lowrie Management, Lowrie Investment, Lowrie, Lowrie-Reed Trust, LTD, Lowrie-Reed, O’Hara, Ocello, Parent, the “Parties”).

WHEREAS, Lowrie Management filed with the Securities and Exchange Commission (the “SEC”) a Statement of Beneficial Ownership on Schedule 13D on March 31, 2005 (the “Schedule 13D”) with respect to the shares of common stock of VCG Holding Corp., a Colorado corporation (the “Company”).

WHEREAS, the First Schedule 13D was subsequently amended eight times between March 31, 2005 and February 18, 2010;

WHEREAS, the Parties entered into the Joint Filing Agreement, a copy of which was filed as Exhibit 7.11 to that certain Amendment No. 9 filed with the SEC on July 20, 2010 (“Amendment No. 9”) whereby the parties agreed to the joint filing of the Schedule 13D and all amendments thereto with respect to their respective ownership of the Common Stock;

WHEREAS, on July 20, 2010 the Parties to the Joint Filing Agreement appointed Troy Lowrie as their Power of Attorney with respect to, among other things, statements filed on the Schedule 13D, including any amendments thereto, pursuant to the Power of Attorney (the “Power of Attorney”);

WHEREAS, Lowrie-Reed Trust, Lowrie-Reed, and O’Hara (the “Terminating Parties”) no longer desire to participate in the transaction contemplated the Schedule 13D, as amended.

NOW, THEREFORE, the Parties, separately and together desire to mutually terminate the Joint Filing Agreement and Power of Attorney as each relate to the Terminating Parties effective immediately and hereby agree as follows

1.           Partial Termination of Joint Filing Agreement and Power of Attorney.  The Parties hereby agree to terminate the Joint Filing Agreement and Power of Attorney as each relate to the Terminating Parties, and hereby acknowledge that each of the Joint Filing Agreement and Power of Attorney shall terminate and cease to be of further effect with respect to the Terminating Parties, effective immediately.  Notwithstanding anything contained herein to the contrary, the Joint Filing Agreement shall remain in full force and effect with respect to Lowrie Management, Lowrie Investment, Lowrie, LTD, Ocello, Parent, and MergerSub.

2.           Filings of Terminating Parties.  The Terminating Parties each agree and acknowledge that it is their sole responsibility to make any and all filings with the SEC, as may be required from time to time.

3.           Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Signatures delivered by facsimile or other electronic means shall be deemed to be an original.

[The remainder of this page is intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 9th day of November, 2010.

Lowrie Management, LLLP

/s/ Troy Lowrie
Troy Lowrie, President of Lowrie Investment Management, Inc., the general partner of Lowrie Management, LLLP

Lowrie Investment Management, Inc.

/s/ Troy H. Lowrie
Troy H. Lowrie, President

/s/ Troy H. Lowrie
Troy H. Lowrie, individually

/s/ Vali Lou Lowrie-Reed
Vali Lou Lowrie-Reed, individually

The Vali Lou Lowrie-Reed Trust

/s/ Vali Lou Lowrie-Reed
Vali Lou Lowrie-Reed, Trustee

/s/ Tom O’Hara
Tom O’Hara, individually

/s/ Micheal Ocello
Micheal Ocello

LTD Investment Group, LLC

/s/ Micheal Ocello
Micheal Ocello, Managing Member

Family Dog, LLC

/s/ Troy Lowrie
Troy Lowrie, President

FD Acquisition Co.

/s/ Troy Lowrie
Troy Lowrie, President

[Signature Page to Amendment to Joint Filing Agreement]